                                               Filed Pursuant to Rule 424(b)(3)
                                                    Registration No. 333-110348


PROSPECTUS SUPPLEMENT NO. 18
(TO PROSPECTUS DATED DECEMBER 4, 2003)

                            (CENTERPOINT ENERGY LOGO)

                                  $575,000,000
                     3.75% Convertible Senior Notes due 2023
                                       and
               Common Stock Issuable Upon Conversion of the Notes

         This document supplements our prospectus dated December 4, 2003, relating to $575,000,000 aggregate principal amount of our 3.75% Convertible Senior Notes Due 2023 and the common stock issuable upon conversion of the notes. You should read this prospectus supplement in conjunction with the accompanying prospectus, which is to be delivered by selling securityholders to prospective purchasers along with this prospectus supplement. The information in the following table supplements the information set forth under the caption "Selling Security Holders" in the prospectus.

                                                   PRINCIPAL AMOUNT OF                   NUMBER OF SHARES
                                                    NOTES BENEFICIALLY   PERCENTAGE OF   OF COMMON STOCK     PERCENTAGE OF
                                                      OWNED THAT MAY         NOTES             THAT          COMMON STOCK
                       NAME                              BE SOLD          OUTSTANDING      MAY BE SOLD      OUTSTANDING (1)
                       ----                        -------------------    -------------  ----------------   ---------------
UBS AG F/B/O IPB Client (2)....................        $15,000,000           3.00%           1,295,337             *

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*        Less than 1%

(1) Calculated using 306,077,942 shares of common stock outstanding as of November 3, 2003. In calculating this amount for each holder, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that holder's notes, but we did not assume conversion of any other holder's notes.

(2) UBS AG F/B/O IPB Client also beneficially owns $10,000,000 principal amount of our 2.875% Convertible Senior Notes due 2024.

         INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THE ACCOMPANYING PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this prospectus supplement is November 19, 2004.